EXHIBIT 99.1

For more information, please contact:
     Hugh W. Mohler, Chairman & President            410-427-3707
     Mark A. Semanie, Executive Vice President & CFO 410-427-3715


                            BAY NATIONAL CORPORATION
                        BREAKS $100 MILLION ASSET PLATEAU

BALTIMORE, MD (April 29, 2003) Bay National Corporation (OTCBB: BANI), parent company of Bay National Bank, one of the region's newest full-service commercial banks, celebrates the achievement of exceeding $100 million in total assets during the first quarter ended March 31, 2003. Hugh W. Mohler, Chairman, President & CEO, commented, "We are gratified by our exceptional growth during the first quarter, in light of today's challenging economic environment and historically low interest rates. Our success demonstrates the real value of our vision - exceptional products delivered with unparalleled service by experienced banking professionals."

Total assets reached a record $107.4 million at March 31, 2003, a 112 percent increase over first quarter 2002 assets of $50.7 million. Total deposits increased 127 percent to $95.8 million for the first quarter 2003 as compared to $42.3 million at the end of the first quarter 2002. Gross loans outstanding grew 102 percent to $81.7 million during the same twelve-month period.

"Triple-digit increases reflect our commitment to the markets we serve - small and middle market businesses, professional service firms and high net worth individuals - and their receptivity to our relationship banking model. Our robust growth is also a reflection of our banking philosophy, which has attracted some of the area's most respected and experienced bankers and directors; we owe them an enormous debt of gratitude for their confidence and trust," said Mr. Mohler.

The Company reported a net loss of $206,000 in the three months ended March 31, 2003, which represented a 29 percent improvement as compared to the loss of $291,000 in the quarter ended March 31, 2002. The first quarter loss includes a provision for credit losses of $169,000, in order to prudently increase reserves consistent with the strong growth of the loan portfolio. Commenting on the first quarter loss, Mr. Mohler said, "First quarter results provide a solid base for achieving our overall profitability objectives in 2003."

Credit quality remained strong, with non-performing loans representing .003% of loans as of March 31, 2003. "Superior asset quality has been central to our success," Mohler added.

"As we approach the end of our third year of operation, despite the weakened economy, our philosophy of providing the highest quality service to our clients is proving successful and ensures a solid foundation to support the Bank's continued growth," Mohler concluded.

Bay National Bank focuses on filling the void left behind as the once-fragmented U.S. banking industry continues its persistent and unprecedented bank merger and acquisition activity. Bay National's two full-service banking operations, in North Baltimore and Salisbury, Maryland,


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offer a broad  range  of  commercial,  private,  cash  management,  retail,  and mortgage  banking services to small and middle market  businesses,  professional
service  firms,   entrepreneurs  and  successful   individuals.   Its  focus  is
unparalleled service delivered with a high degree of respect and integrity by seasoned banking professionals.


The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements, regarding Bay National Corporation's anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, changes in interest rates, deposit flows, loan demand and real estate values; as well as changes in economic, competitive, governmental, regulatory, technological and other factors which may affect Bay National Corporation specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. Bay National Corporation will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the Bay National Corporation reports filed with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.


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SELECTED UNAUDITED FINANCIAL DATA
AS OF MARCH 31, 2003 and 2002
(dollars in thousands, except per share data)

                                                                                        2003             2002
                                                                                        ----             ----
Total assets                                                                       $     107,433     $     50,731
Cash and due from banks                                                                      103              252
Federal funds sold and other overnight investments                                        19,803            8,535
Loans held for sale                                                                        4,056              725
Investment securities available for sale                                                   1,198                -
Other equity securities                                                                      444              276
Loans, net                                                                                80,634           39,847
Deposits                                                                                  95,799           42,261
Short-term borrowings                                                                      1,171                -
Stockholders' equity                                                                       7,403            8,311

Common shares outstanding                                                              1,242,020        1,242,020
Book value per share                                                               $        5.96     $       6.69
Ratio of interest earning assets to interest
     bearing liabilities                                                                  123.08%          134.26%
Stockholders' equity as a percentage of assets                                              6.89%           16.38%

SELECTED UNAUDITED FINANCIAL RATIOS
FOR THE THREE MONTHS ENDED MARCH 31, 2003 and 2002

Weighted average yield/rate on:                                                         2003             2002
                                                                                        ----             ----
Loans                                                                                       6.03%            6.53%
Investments and interest bearing cash balances                                               .87%            1.28%
Deposits and short-term borrowings                                                          2.50%            3.19%
Net interest spread                                                                         2.84%            2.25%
Net interest margin                                                                         3.33%            3.05%

SELECTED UNAUDITED OPERATIONAL DATA FOR THE THREE MONTHS ENDED MARCH 31, 2003 and 2002 (dollars in thousands, except per share data)

                                                                                       2003              2002
                                                                                       ----              ----
Interest income                                                                   $        1,169     $        656
Interest expense                                                                             441              288
Net interest income                                                                          728              368
Provision for credit losses                                                                  169               58
Net interest income after provision for credit                                               559              310
     losses
Non-interest income                                                                          198              144
Non-interest expenses                                                                        963              745
Loss before income taxes                                                                    (206)            (291)
Income taxes                                                                                   -                -
Net loss                                                                          $         (206)    $       (291)

PER COMMON SHARE
Basic and diluted net loss per share                                              $         (.17)    $       (.23)
Average shares outstanding (Basic and Diluted)                                         1,242,020        1,242,020

STOCK PRICE
     High                                                                         $         9.00     $       7.30
     Low                                                                          $         8.05     $       7.00
     Close                                                                        $         8.75     $       7.05



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